UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2024

BioNexus Gene Lab Corp.
(Exact name of registrant as specified in its charter)

Wyoming	001-41750	35-2604830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit A-28-7, Tower A, Menara UOA Bangsar, No.5 Jln Bangsar Utama 1, 59000 Kuala Lumpur	59200
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 307 241 6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BGLC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 27, 2024, BioNexus Gene Lab Corp. (the “Company”) received a written notice from the Nasdaq Hearings Panel (the “Panel”) indicating that the Company has been granted a temporary exception to regain compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share (the “Bid Price Rule”).

The Company has until May 1, 2025, to regain compliance. As part of this compliance plan, the Company intends to effect a reverse stock split, if necessary, no later than April 7, 2025, and has outlined steps to meet this timeline. Failure to regain compliance by May 1, 2025, will result in the delisting of the Company’s common stock from The Nasdaq Capital Market.

Additionally, Nasdaq has updated its rules regarding reverse stock splits. Effective January 30, 2025, the Company must notify Nasdaq of specific details, including the date of shareholder approval, at least ten (10) calendar days prior to the anticipated market effective date of the reverse stock split.

The Company is taking the necessary steps to ensure compliance with the Bid Price Rule within the granted timeframe and will provide updates as appropriate.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioNexus Gene Lab Corp.

Date: December 31, 2024	By:	/s/ Su-Leng Tan Lee
	Name:	Su-Leng Tan Lee
	Title:	Chief Executive Officer

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